Exhibit 99.1

Microbot Medical® Welcomes Updated Occupational Protection Guidelines from Leading Medical Societies, Strengthening Commercial Position of LIBERTY®

Members of the Society of Interventional Radiology (SIR) and the Cardiovascular and Interventional Radiological Society of Europe (CIRSE) Represent the Largest Addressable User Market for the LIBERTY System

At least Nine Medical Societies Endorse Updated Guidelines to Lower Radiation Exposure and Improve Ergonomic Issues Impacting Health Practitioners

HINGHAM, Mass., April 22, 2026 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, today highlighted that the Society of Interventional Radiology (SIR) and the Cardiovascular and Interventional Radiological Society of Europe (CIRSE), recently released updated joint guidelines on occupational protection in interventional radiology. The revised guideline provides important safety guidance to physicians, radiographers, nurses, medical physics experts, and all other staff involved in interventional radiology procedures.

The guidelines, which were published in CardioVascular and Interventional Radiology (CVIR), cover updated clinical evidence, new exposure sources and address musculoskeletal risks for interventional radiology staff and, for the first time, include a section on radiation protection during pregnancy for female practitioners.

“Part of our mission for the LIBERTY System is to enable physicians to continue improving and saving patients’ lives while protecting their own. LIBERTY’s design aims to reduce radiation exposure and physical strain for physicians and related medical staff, positioning the LIBERTY System as a potential solution to address both the health, and the staffing challenges in interventional care,” commented Harel Gadot, Chairman, CEO & President. “It is very encouraging to see increased emphasis on protecting healthcare providers in the interventional space coming from leading medical societies, such as the American Medical Association (AMA), one of the largest medical associations in the U.S., along with SIR and CIRSE.”

Prolonged exposure to radiation may have significant long-term health risks, including cancer, cardiovascular disease, reproductive health effects, and cataracts. These risks have also been cited as contributing to the staffing shortage in the endovascular space, especially in interventional radiology, which currently ranks number two among specialties with highest physician shortages. The burden disproportionately affects women, who often cite radiation exposure and the physical demands of wearing lead aprons as barriers to entering or advancing in the field. The LIBERTY System’s remote operation capabilities enable physicians to work away from the radiation source and in a seated position, potentially lowering musculoskeletal strain while improving workflow efficiency.

Along with SIR and CIRSE, occupational protection initiatives are being endorsed by the Society of NeuroInterventional Surgery (SNIS), the Society of Vascular and Interventional Neurology (SVIN), the Society for Cardiovascular Angiography and Interventions (SCAI), American College of Cardiology (ACC), the Alliance for Cardiovascular Professionals (ACVP), the American Society of Echocardiography (ASE), the Heart Rhythm Society (HRS), and Society for Vascular Surgery (SVS). Additionally, in late 2025, the American Medical Association (AMA) adopted a new policy to strengthen protections for healthcare professionals and trainees who may face occupational radiation exposure. The policy emphasizes the importance of continued research into the health effects of cumulative exposure to ionizing radiation, as well as education and training to minimize occupational risk to physicians and patients.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the world’s first FDA cleared single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com